UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Tessera® (TSRA) to Acquire DTS® (DTSI)
September 20, 2016

Safe Harbor

Forward Looking Statements

This presentation or any statements incorporated by reference herein, including, for example, the potential benefits of the transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the

Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Tessera’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Tessera and DTS, all of which are subject to change. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “will,” “may,” “anticipate,” “believe,” “could,” “would,” “might,” “potentially,” “estimate,” “continue,” “plan,” “expect,” “intend,” and similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Tessera will be able to enter into or consummate the proposed transaction; 2) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Tessera and DTS; 3) uncertainty as to the long-term value of DTS; 4) unpredictability and severity of natural disasters; 5) the resolution of intellectual property claims; 6) pricing trends, including Tessera’s and DTS’s ability to achieve economies of scale; 7) Tessera’s ability to implement its business strategy; 8) retention of key executives;

9) intense competition from a number of sources; 10) future regulations and policies affecting Tessera’s and DTS’s businesses; 11) general economic and market conditions; 12) the integration of businesses Tessera may acquire or new business ventures Tessera may start; 13) the evolving legal, regulatory and tax regimes under which we operate; 14) the expected amount and timing of cost savings and operating synergies; 15) failure to receive the approval of the stockholders of DTS; 16) recent and proposed changes to U.S. patent laws, rules, and regulations; 17) continued involvement in material legal proceedings; 18) issues with

Tessera’s ability to integrate acquired technologies and 19) other developments in the markets Tessera and DTS operate, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Tessera and DTS on file with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference in this presentation are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

Where to Find It

In connection with the proposed transaction, DTS will file a proxy statement with the SEC. Additionally, DTS will file other relevant materials with the SEC in connection with the proposed acquisition of DTS by Tessera pursuant to the terms of an Agreement and Plan of Merger by and among Tessera, DTS and the other parties thereto. The materials to be filed by DTS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of DTS are urged to read DTS’s proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

DTS, Tessera and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DTS stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DTS’s executive officers and directors in the solicitation by reading DTS’s proxy statement for its 2016 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tessera’s executive officers and directors in the solicitation by reading Tessera’s proxy statement for its 2016 annual meeting of stockholders. Information concerning the interests of DTS’s participants in the solicitation, which may, in some cases, be different than those of DTS’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. Additional informa tion regarding DTS directors and executive officers is also included in DTS’s proxy statement for its 2016 annual meeting of stockholders.

Today’s Speakers

Tom Lacey Robert Andersen Jon Kirchner

CEO, Tessera CFO, Tessera Chairman & CEO, DTS

Transformative Acquisition to Drive Profitable Growth

Combined company creates a global innovator in premium audio and imaging solutions

Projected 2016 pro forma revenue of approximately $450M; significantly increases product licensing business to approximately half of total combined company revenue

Acquisition brings 25+ new tier one customer relationships in consumer electronics, mobile, and automotive while broadening our ability to address incredible new opportunities in IoT and AR/VR

Combined company will be one of the world’s leading product and technology licensing companies, with over 450 engineers focused on developing next-generation audio, imaging and semiconductor packaging and interconnect technologies

Enabling Smart Audio and Imaging Everywhere

Compelling Transaction Rationale

    +

Strategic    Financial

Combination of audio & imaging expands    •Immediate boost to revenue and

development platform    operating income

Spans large diversified end markets with    •Strong cash flow provides operational

tier-1 customer base    flexibility

Significant cross-selling synergies in    •Immediately accretive to EPS

mobile and automotive

    Operating synergies

    Meaningful diversification of Tessera’s

business    •Provides scale to invest for future growth

Transaction Overview

Tessera to acquire DTS for $42.50/share

Immediately accretive to EPS

Projected pro forma EBITDA for combined companies of approximately $240 million in 2016 – including synergies

Annual cost synergies of $15M

Acquisition debt of ~$600M under committed financing facility

Projected to close late Q4 or early Q1

Financial Profile for LTM

$MM, Non-GAAP Metrics

Tessera    DTS Combined

$256    $164 $420

100%    97% 99%

13%    26% 18%

14%    44% 26%

67%    31% 53%

LTM metrics as of 6/30/16.

Non GAAP metrics exclude amortization of intangibles, stock-based compensation, and one-time charges.    Margin improves with synergies and

Numbers do not include synergies or the financial contribution of iBiquity in Q3-2015.     projected revenue growth

DTS Overview Leading Global Audio Solutions Provider

FY Revenue

• Licensed in more than 2 billion devices

• Brand recognized for high quality and innovation

• IP licensing model: high margin, low capex, diversified revenue streams

• Solid and increasing operating cash flows

• Highly defensible intellectual property portfolio, ~600 issued U.S. patents

• More than 1/3 of revenue driven by automotive, FY *Non-GAAP Operating Income a sustainable and predictable growth market

• Multiple growth opportunities, including increased penetration in home, mobile and auto

• Additional upside with hybrid radio, preprocessing and data services opportunities

*Non GAAP earnings release dated 3/17/14, 3/2/15, 3/2/16, 5/9/16 and 8/8/16 ** Estimated

Enhanced Strategic Platform

Robust Brand, Product & Technology Licensing Platform to Drive Growth

*

Accelerated growth for audio, Continue high profitability imaging, semiconductor of IP licensing packaging and integrated technology offerings *

*Estimated % of 2016 Pro Forma Revenue

Tessera and DTS are in Billions of Devices Today

DTS audio technologies		Over 2 billion devices
FotoNation® imaging hardware and software		Over 2.9 billion devices
ZiBond® and DBI® interconnect technologies		Over 1 billion smartphones
Tessera packaging/ interconnect IP		Over 100 billion chips

Photo Sources: Samsung; Sony

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TESSERA

Enabling Integrated Audio and Imaging Experiences +

Chip Packaging and

Premium Audio

Interconnect

Imaging Small Machine Learning

Complementary Technology Portfolio Addressing Attractive End Markets



Mobile

- Face recognition
- Object recognition
- Face beautification
- Biometrics
- Small Machine Learning
- Image Processing Unit
- High Dynamic Range
- Semiconductor packaging
- Electronic Image Stabilization
- Fast Focus
- DBI™ in Image Sensors

- DTS-*HD*® Audio Codec
- DTS Headphone:X®
- DTS Sound™ Post-Processing
- DTS Play-Fi® Wireless Audio



IOT

- Object recognition
- Biometrics
- Small Machine Learning
- Semiconductor packaging
- DBI: 3D integration of sensors & computing

- DTS Audio Codecs
- DTS Play-Fi® Wireless Audio
- HD Radio™
- DTS Hybrid Radio
- DTS Audio Pre-Processing



AR/VR

- Immersive Video
- Object Recognition
- Display
- DBI (Image Sensing)
- Semiconductor packaging
- Low-power machine vision
- Small machine learning
- Object recognition
- Gaze tracking

- DTS Headphone:X®
- DTS:X™ Audio Codec



Consumer Electronics

- Image Processing
- High Dynamic Range
- DBI in Image Sensors
- Semiconductor packaging
- Small Machine Learning
- Immersive Video

- DTS-*HD*® Audio Codec
- DTS:X™ Audio Codec
- DTS Headphone:X®
- DTS Play-Fi® Wireless Audio
- HD Radio™
- DTS Sound™ Post-Processing



Automotive

- Intelligent sensor modules
- Driver monitoring systems
- Automotive smart vision
- Semiconductor packaging
- Small Machine Learning

- DTS-*HD*® Audio Codec
- HD Radio™
- DTS Hybrid Radio
- DTS Neural:X™
- DTS Audio Pre-Processing

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Source: Gartner 2016 Market TAM

Enabling Smart Audio and Imaging Everywhere

High Performance, Low-Power

Computational Imaging Audio Technologies

Semiconductor Packaging and Interconnect Low-Power Machine Learning

Thank You

Q&A for Tessera’s Acquisition of DTS

Tom Lacey – what is the genesis of the deal? How long have you been in discussions with DTS?

From the time I became CEO of Tessera, I have reached out to a number of CEO’s of other technology licensing companies. I met Jon at DTS. Over time as we got to know each other, I liked the strategic fit and became increasingly impressed with DTS’s management team, technology development abilities, focus on growth opportunities in exciting end-markets such as consumer electronics, automotive and mobile, and position with its customers. It became apparent to me that adding DTS to Tessera is a unique and compelling growth opportunity for our partners, customers, employees and shareholders.

What are the strategic benefits of the transaction?

Our acquisition of DTS’s talented team and industry-leading products and technologies represents a transformational step in the execution of Tessera’s strategic vision, with exciting new product development and marketing opportunities. This acquisition will be accretive to Tessera’s 2017 earnings and we expect it to accelerate our growth as we drive significant cross-selling within both sets of customers. Our combined complementary technology portfolio is ideally suited to deliver the next generation of audio and imaging solutions to the global consumer electronics, mobile, consumer electronics and automotive markets while expanding our ability to address incredible new opportunities in IoT and AR/VR. The combination extends Tessera’s vision of enabling Smart Audio and Imaging Everywhere by expanding customer channels, opening cross-selling opportunities, enlarging geographic scope, and broadening R&D capability. In particular, we believe Tessera will benefit from DTS’s automotive channel and broad IC partnerships and that DTS will benefit from Tessera’s channel into top-tier mobile OEMs.

What new growth opportunities does this transaction enable?

Our combined complementary technology portfolio is ideally suited to deliver the next generation of audio and imaging solutions to the global consumer electronics, mobile, and automotive markets while expanding our ability to address incredible new opportunities in IoT and AR/VR. The combination extends Tessera’s vision of enabling Smart Audio and Imaging Everywhere by expanding customer channels, opening cross-selling opportunities, enlarging geographic scope, and broadening R&D capability. In particular, we believe Tessera will benefit from DTS’s automotive channel and broad IC partnerships and that DTS will benefit from Tessera’s channel into top-tier mobile OEMs.

What is the dollar amount of synergies you expect, which areas do they come from, and how long will it take you to realize them?

We expect to generate cost savings-related synergies of approximately $15 million within 12-18 months of closing. We expect the bulk of the savings will occur in the first year – approximately $12 million.

Do you see any technical synergies between your respective R&D efforts? If so, what areas?

The combination of Tessera and DTS brings together two of the world’s premier sensory technology companies with DTS being a leading audio technology innovator and Tessera’s FotoNation division providing many superior computational imaging and vision solutions. These two groups leverage algorithms and both inbound and outbound sensory capabilities to interpret and impact the world around us. The integration of sound and imaging together represent a unifying platform in an identical way that the human body experiences both sensations in unison. In combination with our small machine learning initiatives, we will be able to offer dramatically improved, low-power sensory device capabilities in a wide variety of devices that simply cannot do so now. Complementary to this, we can leverage our world-class advanced semiconductor packaging and bonding technologies to enable even more low-power devices that will enable us to deliver the next generation of audio and computer imaging solutions to mobile, consumer electronics, and automotive markets while expanding our ability to address incredible new opportunities in IoT and AR/VR.

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Do you anticipate any regulatory risks?

The deal requires HSR review, but we expect it to close towards the end of Q4 2016 or early Q1 2017.

Tom Lacey – how do you plan to handle integration and establish a single culture?

As Jon and I have spent time together, we’ve found we share many common values and principles – and so do our organizations. We both share a passion towards those that pay our paychecks – our customers. We also share a belief in having very high expectations for ourselves personally and for our employees. World-class companies are comprised of world-class people. My team and I have been very impressed with the DTS team members with whom we have engaged, which we feel reflects Jon’s values and leadership. We are excited about the capabilities of the new company and team and the deep bench of talent it affords us.

Integration is an absolutely critical process to ensure maximum value creation. Jon and I understand this, we each have done it successfully in the past, and already have and will continue to spend a great deal of time to ensure a rapid and successful integration. My intention is to make all organization and people decisions swiftly to remove uncertainty and ambiguity for our employees. I am confident the transaction will result in a stronger overall company.

Why are you renaming the company?

This is a transformational acquisition. As such, it represents an opportunity to reposition the overall company while maintaining the strong presence and brands we have with Tessera as an IP licensing leader, DTS as a global audio leader and with FotoNation as an imaging leader. We are renaming the company to more clearly articulate the capabilities of the integrated company, the synergies of the technology and platform initiatives, and the resulting brand that the company will represent.

What does the go-forward management team look like?

We intend to retain many of the DTS executives in our business, including Jon Kirchner as President of the overall combined company. As part of our integration plan, Jon and I will work closely together to quickly make decisions and remove uncertainty and ambiguity for all of our employees.

DTS is a consumer-oriented brand. What will you do with it?

Our previous experience in large technology companies with world-leading brands and our experience with FotoNation has taught us the importance of a recognizable brand in licensing consumer products. We very much respect the brands that DTS has built and intend to preserve and grow these brands.

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What do you expect your major customers to say about this transaction?

We expect that our customers will be very supportive of this transaction, as a major strategic benefit of the transaction is the technology synergy between Tessera’s FotoNation business and DTS’s audio technologies. Both Tessera and DTS are fortunate to work with some of the largest companies in the world, and the combined company’s R&D focus and technology roadmap will be designed to deliver our customers next-generation products and solutions going forward.

Combined, we are a much stronger company. We have product packaging and bonding technologies that span all major target end markets. In mobile we are a global leader in imaging and bring customer access to DTS’s exciting new immersive Headphone:X offering. In automotive, DTS is the leader in premium audio and brings extensive knowledge, distribution channels and deep relationships to help accelerate FotoNation’s penetration into this exciting growth market. The combination uniquely positions us in the massive IOT/SOE space through the combination of advanced packaging, bonding, imaging, object recognition, machine learning and audio processing.

For those of you not familiar with our SOE vision, SOE stands for “smart objects everywhere”, a superset of IOT that captures all IOT devices but also incorporates locally-aware intelligent devices that in some cases will exist on their own “at the edge” (i.e. not connected to the internet). For example, a locally-aware sensor device to automotive driver monitoring systems / ADAS would fall within SOE.

How much debt are you issuing?

We currently expect to issue approximately $600 million of Term Loan B borrowing.

Who is running the debt offering?

RBC Capital Markets is the lead banker.

What is the leverage on the company at closing?

Anticipated leverage at closing is approximately 2.5x adjusted EBITDA (including synergies) for 2016.

What are the key terms on the debt?

We ran a competitive banking process and received interest from several leading banks. We have secured favorable indicative terms under the commitment letter signed by RBC Capital Markets. Since we are a first-time issuer, we will need to secure a credit rating, and actual borrowing costs will depend on our credit rating and on market conditions at the time we issue the debt. Indicative terms for the borrowing rate are LIBOR plus 300 basis points, with potential flex of 200 basis points and a LIBOR floor or 75 basis points.

How long will it take you to pay back the debt?

Our pay-down timing will depend on cash generation and how we use capital for other corporate needs.

What will happen with your dividend?

We currently expect to continue our current standard dividend.

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Forward Looking Statements

This Q&A or any statements incorporated by reference herein, including, for example, the expected date of closing of the transaction and the potential benefits of the transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Tessera’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Tessera and DTS, all of which are subject to change. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “will,” “may,” “anticipate,” “believe,” “could,” “would,” “might,” “potentially,” “estimate,” “continue,” “plan,” “expect,” “intend,” and similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Tessera will be able to enter into or consummate the proposed transaction; 2) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Tessera and DTS; 3) uncertainty as to the long-term value of DTS; 4) unpredictability and severity of natural disasters; 5) the resolution of intellectual property claims; 6) pricing trends, including Tessera’s and DTS’s ability to achieve economies of scale; 7) Tessera’s ability to implement its business strategy; 8) retention of key executives; 9) intense competition from a number of sources; 10) future regulations and policies affecting Tessera’s and DTS’s businesses; 11) general economic and market conditions; 12) the integration of businesses Tessera may acquire or new business ventures Tessera may start; 13) the evolving legal, regulatory and tax regimes under which we operate; 14) the expected amount and timing of cost savings and operating synergies; 15) failure to receive the approval of the stockholders of DTS; 16) recent and proposed changes to U.S. patent laws, rules, and regulations; 17) continued involvement in material legal proceedings; 18) issues with Tessera’s ability to integrate acquired technologies and 19) other developments in the markets Tessera and DTS operate, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Tessera and DTS on file with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference in this Q&A are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Additional Information and Where to Find It

In connection with the proposed transaction, DTS will file a proxy statement with the SEC. Additionally, DTS will file other relevant materials with the SEC in connection with the proposed acquisition of DTS by Tessera pursuant to the terms of an Agreement and Plan of Merger by and among Tessera, DTS and the other parties thereto. The materials to be filed by DTS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of DTS are urged to read DTS’s proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

DTS, Tessera and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DTS stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DTS’s executive officers and directors in the solicitation by reading DTS’s proxy statement for its 2016 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tessera’s executive officers and directors in the solicitation by reading Tessera’s proxy statement for its 2016 annual meeting of stockholders. Information concerning the interests of DTS’s participants in the solicitation, which may, in some cases, be different than those of DTS’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. Additional information regarding DTS directors and executive officers is also included in DTS’s proxy statement for its 2016 annual meeting of stockholders.

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